UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 5, 2026

CALIBERCOS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-41703	47-2426901
(Commission File Number)	(IRS Employer Identification No.)

8901 E. Mountain View Rd. Ste. 150, Scottsdale, AZ	85258
(Address of Principal Executive Offices)	(Zip Code)

(480) 295-7600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.001	CWD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On June 5, 2026, CaliberCos, Inc. (the “Company”) accepted the resignation of Mr. Jade Leung from his position as Chief Financial Officer of the Company, effective June 14, 2026. Mr. Leung has served as the Company’s Chief Financial Officer for nine years, since 2017, and has worked with the Company for a total of eleven years, starting in 2015. Mr. Leung’s resignation was for personal reasons and there were no disagreements between Mr. Leung and the Company. His departure is not related to the Company’s operations, policies, practices, financial disclosures, or accounting matters.

In connection with Mr. Leung’s resignation, the Company expects to enter into a confidential separation and release agreement (the “Separation Agreement”) with Mr. Leung, which will provide for, among other things, the following benefits: (1) an aggregate cash severance payment of approximately $86,584.60, less applicable taxes and withholdings, representing sixteen weeks of his base salary, payable in eight installments through the Company’s regular payroll system starting after the execution of the Separation Agreement; (2) a grant of 100,000 shares of the Company’s common stock, less any previously advanced tax withholdings, which will be subject to a six-month lock-up period from the date of grant; and (3) the acceleration and full vesting of 24,441 previously granted but unvested equity awards held by Mr. Leung, subject to the terms and conditions of the applicable equity award agreements and the Company’s equity incentive plan. The foregoing benefits are subject to Mr. Leung’s execution and non-revocation of the Separation Agreement and his continued compliance with its terms and conditions.

Mr. Leung is expected to enter into an independent contractor agreement with the Company to assist with the transition of his duties.

The board of directors of the Company has commenced a search for a permanent Chief Financial Officer to lead the next phase of the Company’s growth.

Appointment of Acting Chief Financial Officer

In addition, the board of directors of the Company approved the appointment of Mr. Michael Rosales, the Company’s current Senior Vice President of Accounting, Financial Reporting and Tax, to serve as acting Chief Financial Officer, effective June 14, 2026.

Mr. Rosales, age 58, has served as the Company’s Senior Vice President of Accounting, Financial Reporting and Tax since April 2025. Previously, he served as the Company’s Corporate Controller from September 2022 to March 2025 and as Director of Financial Reporting and Technical Accounting from October 2020 to September 2022. Prior to joining the Company, Mr. Rosales was an Audit Senior Manager at Grant Thornton LLP from September 2013 to January 2020. Earlier in his career, he held various audit roles, including audit manager positions, at PricewaterhouseCoopers LLP and Wells Fargo, and served as a Senior Auditor at Deloitte and Greentree Financial Services. Mr. Rosales is a Certified Public Accountant and holds a Bachelor of Science in Accounting from Arizona State University.

The appointment of Mr. Rosales as the Company’s acting Chief Financial Officer or principal financial officer was not pursuant to any arrangement or understanding between him and any other person. There are also no family relationships between Mr. Rosales and any director or executive officer of the Company and Mr. Rosales has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On June 5, 2026, the Company issued a press release announcing the departure of Mr. Leung and the appointment of Mr. Rosales as the Company’s acting Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Press Release dated June 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CaliberCos Inc.

Date: June 5, 2026

	By:	/s/ John C. Loeffler, II
	Name:	John C. Loeffler, II
	Title:	Chief Executive Officer

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